UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 221-4670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2005, Advanced Energy Industries, Inc. (the “Company”) awarded stock options and restricted stock units to its executive officers, pursuant to the executive compensation structure approved by the Compensation Committee of the Board of Directors in December 2004. The stock options and restricted stock units awarded to the executive officers are as follows:

Name	Stock Options	Restricted Stock Units
Douglas Schatz Charles Rhoades Michael El-Hillow Linda Capuano James Guilmart	92,700 35,650 33,900 27,200 10,000	26,350 10,000 9,550 7,650 1,500

The stock options granted have an exercise price of $7.15 per share, reflecting the closing price of the Company’s common stock on the Nasdaq National Market on the date of grant. The stock options vest as to 25% of the underlying shares annually on each anniversary of the grant date, becoming fully vested on the fourth anniversary of the grant date. The restricted stock units granted vest as to 10% on the first anniversary of the grant date, an additional 20% on the second anniversary of the grant date, an additional 30% on the third anniversary of the grant date and the remaining 40% on the fourth anniversary of the grant date. Additional terms of the restricted stock units are set forth in Amendment No. 1 to the 2003 Stock Option Plan, which amendment was adopted by the Board of Directors of the Company on January 31, 2005 and is filed as Exhibit 10.1 to this Form 8-K. Additional terms of the stock options and restricted stock units also are set forth in the individual award agreements between the Company and each award recipient. Forms of the award agreements are filed as Exhibits 10.2 and 10.3 to this Form 8-K. The terms of Amendment No. 1 to the 2003 Stock Option Plan and the forms of award agreements are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibits are filed pursuant to Item 1.01:

10.1	Amendment No. 1 to Advanced Energy Industries, Inc. 2003 Stock Option Plan

10.2	Restricted Stock Unit Agreement pursuant to the 2003 Stock Option Plan

10.3	Stock Option Agreement pursuant to the 2003 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: January 31, 2005
/s/ Michael El-Hillow
Michael El-Hillow, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Advanced Energy Industries, Inc. 2003 Stock Option Plan

10.2	Restricted Stock Unit Agreement pursuant to the 2003 Stock Option Plan

10.3	Stock Option Agreement pursuant to the 2003 Stock Option Plan